UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Dynavax Technologies Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11.

This Schedule 14A filing consists of the following press release distributed by Dynavax Technologies Corporation (the “Company”) to its stockholders in connection with the Company’s 2025 Annual Meeting of Stockholders. The press release was first used or made available on May 23, 2025.

Leading Independent Proxy Advisory Firm ISS Recommends Stockholders Vote “FOR” All Four of

Dynavax’s Highly Qualified Director Nominees

ISS Recognizes There is No Case for Change

Dynavax’s Superior Strategy and Current Board are Best Equipped to Deliver Significant Long-Term Stockholder Value

Dynavax Comments on Deep Track’s Misleading Supplemental Materials

Urges Stockholders to Follow ISS Recommendation and Vote “FOR” ALL Four of Dynavax’s Highly Qualified Director Nominees on the GOLD Proxy Card Today

EMERYVILLE, Calif., May 23, 2025 — Dynavax Technologies Corporation (Nasdaq: DVAX) (“Dynavax” or the “Company”), a commercial-stage biopharmaceutical company developing and commercializing innovative vaccines, today announced that leading independent proxy advisory firm, Institutional Shareholder Services (“ISS”), has recommended that Dynavax stockholders vote “FOR” all four of the Company’s director nominees standing for election – Brent MacGregor, Scott Myers, Lauren Silvernail and Elaine Sun – at the Company’s upcoming Annual Meeting of Stockholders on June 11, 2025.

In its May 23, 2025, report, ISS noted that Deep Track has failed to present a compelling case for change. ISS recognizes that Dynavax’s current strategy is the best path forward for continued long-term stockholder value creation, the Board has engaged in a proactive refreshment process, and the Board has engaged earnestly with Deep Track1:

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“Despite recent challenges, the company’s strategy is logical, is well understood by shareholders, and is being overseen by a proven leadership team that has driven long-term outperformance. Moreover, there is no reason to conclude that the board would be unwilling to embrace a different path forward if necessary. As such, the dissident has not presented a compelling case for change.”

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“The basic logic underpinning the company’s strategy is self-evident. There are demonstrated potential uses for the company’s adjuvant beyond Heplisav, and the company possesses established commercialization capabilities. Moreover, this approach has been in place since the refocus in 2019, and has been consistently messaged to shareholders. Since that time, the company has successfully commercialized Heplisav, and has enjoyed the type of long-term success that evades most biopharmaceutical companies.”

•	“There are serious concerns with the dissident’s presentation of TSR… The dissident’s attempt to suggest otherwise through a blatantly distorted TSR analysis has only diminished its credibility.”

•	“The board has also demonstrated ongoing refreshment efforts, as six of the nine directors have been appointed since 2020.”

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“The board’s efforts to reach a settlement with the dissident appear genuine… The primary sticking point for both parties was the appointment of Erkman as a director… the dissident eventually refused to entertain any offer that did not include him.”

[1]	Permission to use quotes neither sought nor obtained. Emphasis added.

Dynavax’s Board of Directors issued the following statement:

The recommendation from ISS to support all of Dynavax’s highly qualified director nominees reaffirms that there is no case for change. The Company has the right strategy and Board in place to continue driving long-term stockholder value.

Our director nominees – Brent MacGregor, Scott Myers, Lauren Silvernail and Elaine Sun – bring proven strategic leadership, vaccine expertise, senior public biotechnology and M&A experience and deep industry financial expertise, all of which are critical to Dynavax. Replacing any of our directors with Deep Track’s inferior director nominees would leave Dynavax deficient in vital expertise and be detrimental to Dynavax’s value-creating strategy.

We are encouraged that ISS calls attention to Deep Track’s cherry picked and highly misleading materials. Deep Track’s latest supplemental presentation further discredits their position by including misleading information that reveals their fundamental misunderstanding of our business. Our CpG 1018® adjuvant has, and we expect will continue to, provide value as evidenced by the over $950 million in revenue generated through COVID-19 business development leveraging our adjuvant, HEPLISAV-B®’s leadership position in the adult U.S. hepatitis B vaccine market, four vaccine programs currently in development by Dynavax using CpG 1018 with the opportunity to potentially address millions of patients, and over 15 collaborations currently in preclinical and clinical development by partners utilizing CpG 1018.

Our Board has demonstrated that we take a long-term view to growth and value creation, and we are committed to returning excess capital as part of our balanced strategic plan. With 203% total return delivered to stockholders over the last five years2, it is clear our strategy is working and generating superior value. Deep Track’s campaign to ultimately gain control of Dynavax and execute a one-dimensional plan to strip-mine Dynavax will destroy long-term value for all stockholders. Deep Track is deeply wrong and now is the time for stockholders to let them know.

Dynavax reminds stockholders that every vote is important, no matter how many or few shares it represents. Dynavax strongly urges stockholders vote “FOR” ALL four of Dynavax’s director nominees standing for election – Brent MacGregor, Scott Myers, Lauren Silvernail and Elaine Sun – on the GOLD proxy card today.

Dynavax stockholders who need assistance in voting their shares may call the Company’s proxy solicitor, MacKenzie Partners, at 1-800-322-2885.

[2]	As of April 17, 2025, the date Dynavax filed its definitive proxy.

Advisors

Goldman Sachs & Co. LLC is serving as financial advisor to Dynavax and Cooley LLP is serving as legal counsel.

About Dynavax

Dynavax is a commercial-stage biopharmaceutical company developing and commercializing innovative vaccines to help protect the world against infectious diseases. The Company has two commercial products, HEPLISAV-B® vaccine (Hepatitis B Vaccine (Recombinant), Adjuvanted), which is approved in the U.S., the European Union and the United Kingdom for the prevention of infection caused by all known subtypes of hepatitis B virus in adults 18 years of age and older, and CpG 1018® adjuvant, currently used in HEPLISAV-B and multiple adjuvanted COVID-19 vaccines. For more information about our marketed products and development pipeline, visit www.dynavax.com.

Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to a number of risks and uncertainties. All statements that are not historical facts are forward-looking statements. Forward-looking statements can generally be identified by the use of words such as “continue,” “expect,” “will,” “plan,” “would” and similar expressions, or the negatives thereof, or they may use future dates. Forward-looking statements made in this document include statements regarding expected contributions from our current directors, expectations regarding delivering value for our stockholders, market share and size of the market, our business strategy and long-term performance. Actual results may differ materially from those set forth in this communication due to the risks and uncertainties inherent in our business, including, the risk that circumstances surrounding or leading up to our 2025 Annual Meeting may change, risks relating to our ability to commercialize and supply HEPLISAV-B, the risks that market size or actual demand for our products may differ from our expectations, risks related to the timing of completion and results of current clinical studies, risks related to the development and pre-clinical and clinical testing of vaccines containing CpG 1018 adjuvant, and risks related to the implementation of our long-term growth objectives, as well as other risks detailed in the “Risk Factors” section of our Quarterly Report on Form 10-Q for the three months ended March 31, 2025 and any periodic filings made thereafter, as well as discussions of potential risks, uncertainties and other important factors in our other filings with the U.S. Securities and Exchange Commission. These forward-looking statements are made as of the date hereof, are qualified in their entirety by this cautionary statement and we undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available. Information on Dynavax’s website at www.dynavax.com is not incorporated by reference in our current periodic reports with the SEC.

Important Additional Information and Where to Find It

On April 17, 2025, the Company filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) and form of accompanying GOLD proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its 2025 Annual Meeting and its solicitation of proxies for the Company’s director nominees and for other matters to be voted on. The Company may also file other relevant documents with the SEC regarding its solicitation of proxies for the 2025 Annual Meeting. This communication is not a substitute for any proxy statement or other document that the Company has filed or may file with the SEC in connection with any solicitation by the Company. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, ACCOMPANYING GOLD PROXY CARD AND OTHER RELEVANT DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC CAREFULLY

AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a copy of the Proxy Statement, accompanying GOLD proxy card, any amendments or supplements to the Proxy Statement and any other relevant documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://investors.dynavax.com/sec-filings.

Certain Information Regarding Participants

This communication is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the SEC. The Company, its directors, its director nominees and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies for the 2025 Annual Meeting. Information regarding the names of such persons and their respective direct or indirect interests in the Company, by securities holdings or otherwise, is available in the Proxy Statement, which was filed with the SEC on April 17, 2025, including in the sections captioned “Compensation Discussion and Analysis,” “Summary Compensation Table,” “Grants of Plan Based Awards,” “Outstanding Equity Awards at Fiscal Year End,” “Pay Ratio Disclosure,” “Director Compensation,” “Certain Transactions,” “Security Ownership of Certain Beneficial Owners and Management,” and “Supplemental Information Regarding Participants in the Solicitation.” To the extent that the Company’s directors and executive officers have acquired or disposed of securities holdings since the applicable “as of” date disclosed in the Proxy Statement, such transactions have been or will be reflected on Statements of Changes in Ownership of Securities on Form 4 or Initial Statements of Beneficial Ownership of Securities on Form 3 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

For Investors:

Paul Cox

pcox@dynavax.com

510-665-0499

Or

MacKenzie Partners, Inc.

Bob Marese / John Bryan

Toll-Free: 1-800-322-2885

DVAX@mackenziepartners.com

For Media:

Dan Moore / Tali Epstein

Dynavax-CS@collectedstrategies.com